UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

IC Power Ltd.

(Exact name of registrant as specified in its charter)

Singapore	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Temasek Avenue
#36-01
Millenia Tower
Singapore	039192
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-206667 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1, originally filed with the U.S. Securities and Exchange Commission on August 31, 2015, as amended (File No. 333-206667), which information is hereby incorporated herein by reference.

The description of the Registrant’s ordinary shares included in any prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 27, 2017

IC POWER LTD.

By:	/s/ Javier García-Burgos
Name: Javier García-Burgos
Title: Chief Executive Officer